AMENDMENT NO. 2
PARTICIPATION AGREEMENT
The Participation Agreement (the “Agreement”) dated March 29, 2001 by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust, Invesco Distributors, Inc., a Delaware Corporation, Phoenix Home Life Mutual Insurance Company, a New York life insurance company and Phoenix Equity Planning Corporation (“PEPCO”), a Connecticut based broker-dealer, (hereafter referred to as the “Agreement”) is hereby amended as follows:
WITNESSETH THAT:
WHEREAS, AIM Variable Insurance Funds (Invesco Variable Insurance Funds) is the successor to AIM Variable Insurance Funds;
WHEREAS, Invesco Distributors, Inc. is the successor to Invesco Aim Distributors, Inc.;
WHEREAS, Phoenix Home Life Mutual Insurance Company demutualized after the execution of the Agreement;
WHEREAS, the public company became known as The Phoenix Companies, Inc. (“PNX”) and the New York life insurance company issuing insurance products in connection with this Agreement became known as Phoenix Life Insurance Company (“Phoenix”);
WHEREAS, Phoenix is a wholly owned subsidiary of PNX;
WHEREAS, PNX signed an agreement with Tiptree Financial Partners, LP for it to acquire PFG Holdings, Inc. (“PFG”), including Phoenix’s affiliated broker-dealer, PEPCO;
WHEREAS, 1851 Securities, Inc. is a newly formed Delaware entity that is a FINRA registered member broker-dealer and an affiliated broker-dealer of Phoenix;
WHEREAS, 1851 Securities, Inc. will provide principal underwriting services for the variable insurance products utilizing AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
WHEREAS, the Agreement expressly states that the demutualization of Phoenix Home Life Mutual Insurance Company does not constitute an “assignment” within the meaning of the Agreement. However, the change in control of PEPCO may constitute an assignment within the provisions of the Agreement; and
WHEREAS, Phoenix requests that: (1) the parties consent to the assignment by executing this amendment; and (2) amend the Agreement to reflect the accurate names of the parties.
NOW, THEREFORE, the parties mutually agree to amend the Agreement as follows:
1.	Pursuant to Section 8 of the Agreement, PEPCO hereby assigns its duties as principal underwriter to 1851 Securities, Inc.;

2.	All parties to the Agreement consent to this assignment;

3.	All references to PEPCO in the Agreement are hereby replaced with 1851 Securities, Inc.; and

4.	All references to Phoenix Home Life Mutual Insurance Company are hereby replaced with Phoenix Life Insurance Company;

(Page 1 of 1)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: September 20, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.
By:	/s/ John S. Cooper
Name:	John S. Cooper
Title:	President

PHOENIX LIFE INSURANCE COMPANY
By:	/s/ Jeanie Gagnon
Name:	Jeanie Gagnon
Title:	Second Vice President

PHOENIX EQUITY PLANNING CORPORATION
By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Assistant Secretary

ACKNOWLEDGED AND AGREED: 1851 SECURITIES, INC.
By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

(Page 2 of 2)